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                                                                   EXHIBIT 10.20

                                    AGREEMENT


        This Agreement is made this 13th day of Oct.      , 1996 by and between
("Radio Metrix, Inc.") and Carl Burnett ("Mr. Burnett").

                                    RECITALS

        WHEREAS, the Company is in the business of manufacturing and marketing sensing devices utilizing radio waves in a unique fashion; and

        WHEREAS, Mr. Burnett has served as an employee of the Company where part of his duties were to further develop and enhance the Company's products and technology; and

        WHEREAS, within the scope of Mr. Burnett's duties for the Company he enhanced the Company's safety system product and technology by his invention of an electrical noise canceling circuit; and

        WHEREAS, the parties hereto wish that Mr. Burnett assign all of his rights, title and interest in and to Mr. Burnett's invention and any future modifications or improvements thereto ("Invention") to the Company and that the Company compensate Mr. Burnett fairly for such assignment.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration in hand received, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Confirmation of Recitals. The foregoing recitals are true and correct and are hereby ratified and confined by the parties and are made an integral part of this Agreement; as such, the recital shall be used in any construction of this Agreement especially as it relates to the intent of the parties.

        2. Assignment. Mr. Burnett hereby assigns and conveys all of his right, title and interest in and to the Invention to the Company.

        3. Payment. In consideration of Mr. Burnett's assignment and conveyance of the Invention to the Company, the Company agrees to compensate Mr. Burnett for said assignment as follows:

        A. In those instances when the Invention is utilized by the Company or it assigns in products sold by the Company, the Company shall pay Mr. Burnett the smaller of $1.00 or 1% of the amount collected by the Company from the sale of each finished product in which the Invention is utilized. Such payments shall be made to Mr. Burnett at


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                the end of each quarter within which products using the
                Invention were sold and the sale price collected. Accompanying each quarterly payment shall be an accounting clearly identifying the type and number of products sold in the quarterly period.

        B. In instances where the Company licenses to its designees or other third parties (i.e. parties other than an affiliate of the Company created to manufacture or market products utilizing the Company's technologies), the Invention independent of other technology owned or licensed by the Company, the Company shall pay to Mr. Burnett, 10% of the license fees or royalties received by the Company from any such designees or third parties, and such payment shall be paid to Mr. Burnett either on a one time lump sum basis or an ongoing periodic basis as may be mutually agreeable to the Company and Mr. Burnett on a case by case basis in light of the circumstances surrounding the license agreement(s), if any, entered into between the Company and its designees and third parties from time to time.

        C. In instances where the Company licenses to its designees or other third parties (i.e. parties other than an affiliate of the Company created to manufacture or market products utilizing the Company's technologies) the Invention as part of other technology owned or licensed by the Company, the Company shall pay to Mr. Burnett 1% of the license fees or royalty fees received by the Company from such designees or third parties from license of combined technologies. Such fee shall be paid to Mr. Burnett in the same fashion as payments required under subparagraph B above.


        3. Patent Application, Fees and Expenses. In the event the Company, in its discretion, wishes to pursue patenting the Invention, then in such event, the Company agrees that it shall be responsible for and shall pay all fees, costs and expenses customarily incurred when filing a patent application and acquiring a patent in the jurisdictions selected by the Company. Further, the Company agrees that it shall be responsible for and shall pay all cost, fees and expenses customarily incurred in maintaining a patent(s) once acquired for so long as the Company deems the maintenance to be appropriate, and the Company further agrees that it shall pay all fees, costs and expenses customarily related to prosecuting and defending infringement claims. Should the Company determine not to maintain or defend the patent, the Company shall provide Mr. Burnett with written notice and an opportunity to undertake the maintenance or defence.

        4. Cooperation. Mr. Burnett shall, upon the request of the

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Company, execute and assign any and all applications, assignments, and other instruments which the Company shall deem necessary in order to apply and obtain Letters Patent of the United States or foreign countries for the Invention and in order to assign and convey to the Company the sole and exclusive right, title and interest, in and to the Invention, applications and patents related thereto.

        5. Confidential Information. Mr. Burnett agrees to keep confidential and not make any unauthorized use or disclosure, during or subsequent to his employment with the Company of any knowledge or information of an unpublished, or confidential or proprietary nature regarding the Invention or relating to the business, research, technologies, products or development activities of the Company, or to its manufacturing processes or its trade secrets, or to its sources of supply or lists of customers, or to marketing or product plans or contemplated actions of the Company.

        6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue for enforcement of any type under this Agreement shall be in Sarasota County, Florida.

        7. Miscellaneous. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Mr. Burnett or the Company unless in writing and signed by Mr. Burnett and the Company. The rights of the Company under this Agreement may be assigned; however, the covenants and agreements of Mr. Burnett pursuant to this Agreement cannot be assigned. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict the Agreement in any way. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Mr. Burnett.

        8. Mr. Burnett's Acknowledgment. The Mr. Burnett, acknowledges that Mr. Burnett has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

        9. Legal Representation. This Agreement has been prepared for the Company by DUFFEY & DOLAN, P.A., its legal counsel. A principle of DUFFEY & DOLAN, P.A., Mr. Duffey is also a stockholder and officer of the Company. Mr. Burnett has been expressly advised that neither DUFFEY & DOLAN, P.A. nor Mr. Duffey have provided any legal advise to him and that he may wish to seek independent legal counsel in connection with this Agreement or matters related

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thereto.

CARL BURNETT                             RADIO METRIX, INC.


By: /s/ CARL BURNETT                     By: /s/ STEPHEN A. MICHAEL
   ----------------------------             -------------------------------
Print:  Carl Burnett                     Print: Stephen A. Michael
                                         Title: President



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